XL Group plc

XL House
One Bermudiana Road

Hamilton HM 08
Bermuda
Phone   (441) 292-8515

Fax       (441) 292-5280

Press Release

Contact:	David Radulski	Carol Parker Trott
	Investor Relations	Media Relations
	(441) 294-7460	(441) 294-7290

XL GROUP PLC PUBLISHES 2010 GLOBAL LOSS TRIANGLES

Hamilton, Bermuda – May 6, 2011 – XL Group plc (“XL”) (NYSE:XL) announced today that it has published its Global Loss Triangles for the year ending December 31, 2010.

These documents are available in the Investor Relations section of XL’s website located at www.xlgroup.com.

About XL

XL was formed in 1986 in response to the unmet risk management needs of 68 of the world's largest companies. This year, as XL celebrates its 25th anniversary, it remains the company clients look to for innovative insurance and reinsurance solutions for their most complex risks. XL Group plc, through its subsidiaries, is a global insurance and reinsurance company providing property, casualty, and specialty products to industrial, commercial, and professional firms, insurance companies and other enterprises on a worldwide basis. Its principal offices are located at No. 1 Hatch Street Upper, 4th Floor, Dublin 2, Ireland. More information about XL Group plc is available at www.xlgroup.com.